Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 16, 2001 relating to the financial statements, which appears in the 2000 Annual Report to Shareholders of Bancorp Connecticut, Inc., which is incorporated by reference in Bancorp Connecticut's Annual Report on Form 10-K for the year ended December 31, 2000.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Hartford, Connecticut
March 21, 2001